UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2023
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events
Integrated Resource Plan
On March 31, 2023, Otter Tail Power Company (OTP), a wholly-owned subsidiary of Otter Tail Corporation, submitted a supplemental resource plan filing to the Minnesota Public Utilities Commission (MPUC), the North Dakota Public Service Commission (NDPSC), and the South Dakota Public Utility Commission (SDPUC). The supplemental filing updates OTP’s original 2022 Integrated Resource Plan (2022 IRP), which was filed on September 1, 2021. In the supplemental filing, OTP outlined its updated plan for meeting customers’ anticipated capacity and energy needs while maintaining system reliability and low electric service rates, in light of several changes that have occurred since the original filing, including significant winter and spring reserve planning margins adopted by the Midcontinent Independent Service Operator (MISO), tax credits made available for renewable energy projects under the Inflation Reduction Act, the enactment of the Clean Energy Bill in Minnesota, and recent volatility in energy and capacity markets.
The major requests in OTP's supplemental filing include:
–the addition of on-site liquified natural gas fuel storage at our Astoria Station natural gas plant in 2026;
–the addition of approximately 200 megawatts of solar generation in 2027-2028;
–undertaking the initial steps necessary to add approximately 200 megawatts of wind generation in 2029; and
–a withdrawal from our 35 percent ownership interest in Coyote Station, a jointly-owned coal-fired generation plant, in the event we are required to make a major, non-routine capital investment in the plant.
We are also planning to repower four of our existing wind facilities in 2024-2025.
Consistent with the original 2022 IRP, the supplemental filing proposes to, subject to regulatory approval, create a regulatory asset to recover costs related to any future withdrawal from Coyote Station, should such a withdrawal occur, including the net book value of the plant on the withdrawal date, anticipated decommissioning costs, and any costs incurred if a termination of the existing lignite sales agreement under which Coyote Station acquires all of its lignite coal fuel from a nearby mine is necessary. As part of its economic analysis, OTP developed an estimate of the reasonably foreseeable costs of withdrawing from Coyote Station, which was determined to be $68.5 million, assuming a withdrawal at the end of 2028. These costs may differ from actual results due to the uncertainty and timing of future events which could result in a withdrawal from Coyote Station.
Compared to the preferred plan outlined in our original 2022 IRP filing, our supplemental filing adds more renewable generation resources to our portfolio, and in light of new seasonal reserve margin requirements, updates the circumstances for the potential withdrawal from our ownership interest in Coyote Station.
Forward-looking Statements
Except for historical information contained here, the statements in this Current Report on Form 8-K are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “could,” “estimate,” “may,” “plan,” “should,” and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of management. Forward-looking statements made herein, which include future investments and capital expenditures, and expectations regarding regulatory proceedings, as well as other assumptions and statements, involve known and unknown risks and uncertainties that may cause our actual results in current or future periods to differ materially from the forecasted assumptions and expected results. The Company’s risks and uncertainties include, among other things, long-term investment risk, seasonal weather patterns and extreme weather events, the impact of government legislation and regulation including foreign trade policy and environmental laws and regulations, the impact of climate change including compliance with legislative and regulatory changes to address climate change, operational and economic risks associated with our electric generating facilities, risks associated with energy markets, the availability and pricing of resource materials, and changing macroeconomic and industry conditions. These and other risks are more fully described in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: March 31, 2023	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer